Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Integrated Electrical Services, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2014 (the “Report”), I, Robert W. Lewey, Senior Vice President, Chief Financial Officer and Interim Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 5, 2015	By:	/s/ ROBERT W. LEWEY
Robert W. Lewey
Senior Vice President, Chief Financial Officer and Interim Chief Operating Officer as Principal Executive Officer and Principal Financial Officer